Exhibit 99.1

Malibu Boats, Inc. Completes Acquisition of Maverick Boat Group

Strategic transaction complements Pursuit and expands Malibu’s saltwater outboard offerings in boat type and price point
Highlights
•Adds strong player in the center console and bay boat space with a distinguished reputation
•Enhances Malibu’s breadth of saltwater outboard offerings with four strong brands
•Boosts Malibu’s manufacturing capacity, product, and distribution expansion opportunities
•Anticipated to be immediately accretive, excluding purchase accounting and acquisition costs
LOUDON, Tenn., January 5, 2021 (Globe Newswire) – Malibu Boats, Inc. (Nasdaq: MBUU), announced today that it has closed the acquisition of Maverick Boat Group, Inc. (“Maverick”). The transaction was funded with cash on hand and borrowings under its credit facility.
Maverick designs and manufactures center console, dual console, flats and bay boats and has a strong reputation as a pioneer in flats and bay boats. Since 1984, Maverick has been associated with uncompromised quality and strong performance in the marine industry. With two manufacturing facilities located in Fort Pierce, Florida, Maverick designs and manufactures the Cobia, Pathfinder, Maverick, and Hewes brands.
“As a strong, recognized player in the center console and bay boat category, Maverick is a fantastic addition to our portfolio of industry-leading brands and underscores the strength of our M&A strategy,” commented Jack Springer, Chief Executive Officer of Malibu Boats. “Maverick is highly complementary to Pursuit, expanding our saltwater outboard offerings with a strong focus in length segments under 30 feet. In particular, Maverick will allow us to not only leverage strong growth momentum, but also increase production capacity and seize previously untapped demand. We see an amazing opportunity ahead of us as we leverage the strengths of Malibu and Maverick to continue to deliver innovative boats to our customers, while driving long-term growth and profitability for our shareholders.”
“Over the last 35 years, Maverick has prioritized its culture on building strong relationships with our team members and customers, while maintaining a continued focus on performance and productivity. Malibu is a perfect partner that shares the same passion for boating, coupled with its ability to drive long-term, profitable growth.” said Scott Deal, Chief Executive Officer of Maverick Boat Group.
In connection with the acquisition, Malibu added a $25.0 million incremental term loan facility to its existing credit facility and increased the available borrowing capacity under its revolving credit facility to $170.0 million.
Advisors
Truist Securities, Inc. is acting as Malibu's financial advisor and O'Melveny & Myers LLP is acting as Malibu's legal counsel. Hill Ward Henderson is acting as Maverick's legal counsel.

Exhibit 99.1
Webcast and Conference Call Information
Malibu will host a conference call beginning at 8:30 AM EST on Tuesday, January 5, 2021. The conference call may be accessed by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #2359184. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section of the Company’s website at http://investors.malibuboats.com/. A replay of the webcast will also be archived on the Company’s website for a period of twelve months following the release.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis Wake Research boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand and in a leading position in the offshore fishing boat market with its Pursuit brand. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles.
Forward-Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding our expectations for long-term growth and profitability and our ability to increase production capacity and seize previously untapped demand.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the effects of the COVID-19 pandemic on us; general industry, economic and business conditions; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our reliance on our network of independent dealers and increasing competition for dealers; our large fixed cost base; intense competition within our industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; the successful introduction of new products; our ability to execute our manufacturing strategy successfully; the success of our engines integration strategy; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise.
Contact

Malibu Boats, Inc.
Wayne Wilson
InvestorRelations@MalibuBoats.com

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